Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of MYERS INDUSTRIES, INC., an Ohio corporation, hereby constitutes and appoints Michael P. McGaugh and Daniel W. Hoehn, and each of them, as each of the undersigned’s true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned, and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-3, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements and registration statements filed under Rule 462(b) of the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys, and any of them, and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

Signature	Title	Date

/s/ Michael P. McGaugh	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2021
Michael P. McGaugh

/s/ Daniel W. Hoehn	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 11, 2021
Daniel W. Hoehn

/s/ Yvette Dapremont Bright	Director	March 11, 2021
Yvette Dapremont Bright

/s/ Sarah R. Coffin	Director	March 11, 2021
Sarah R. Coffin

/s/ Ronald M. De Feo	Director	March 11, 2021
Ronald M. De Feo

/s/ William A. Foley	Director	March 11, 2021
William A. Foley

/s/ Jeffrey Kramer	Director	March 11, 2021
Jeffrey Kramer

/s/ F. Jack Liebau, Jr.	Director	March 11, 2021
F. Jack Liebau, Jr.

/s/ Bruce M. Lisman	Director	March 11, 2021
Bruce M. Lisman

/s/ Lori Lutey	Director	March 11, 2021
Lori Lutey

/s/ Jane Scaccetti	Director	March 11, 2021
Jane Scaccetti

/s/ Robert A. Stefanko	Director	March 11, 2021
Robert A. Stefanko